                                                                   EXHIBIT 10.13

                                     LEASE
                                     -----



     THIS LEASE, made this 16th day of January, 1990 by and between EDWARD J. O'LEARY - RAYMOND M. VINCUNAS PARTNERSHIP (hereinafter referred to as "Landlord") and MILLITECH CORPORATION, a corporation existing under the laws of the Commonwealth of Massachusetts (hereinafter referred to as "Tenant").

                                   WITNESSETH

     Landlord, for and in consideration of the payment of the rent and the performance of the covenants and agreements by Tenant herein contained, does hereby lease to Tenant, and Tenant hereby lease from Landlord, the following described premises:

     A free-standing building ("Building 1") of 31,395 square feet of floor space located on a certain parcel of land on the south side of East Site Access Road, Deerfield Industrial Park, South Deerfield, Massachusetts, known as Lot 9 containing approximately 3.096 acres ("Parcel 1"). The land is more particularly described in Exhibit A attached hereto and made a part hereof. A second free-standing building ("Building 2") consisting of 7200 square feet of one-story floor space and a 2-story building addition of 24,000 square feet of floor space located on a certain parcel of land located on the south side of East Site Access Road, Deerfield Industrial Park, South Deerfield, Massachusetts, known as Lot 8 containing approximately two (2) acres ("Parcel 2"). Parcel 2 is more particularly described in Exhibit B attached hereto and made a part hereof. The 24,000 square foot addition to Building 2 is to be constructed for use by the Tenant in accordance with the plans and specifications described in Exhibit C which plans and specifications were supplied to Landlord and Tenant and are incorporated herein by reference. Building 1 and Building 2 and Parcels 1 and 2 are hereafter collectively referred to as the "Premises" or "Leased Premises."

ARTICLE 1.    TERM
              ----

     a. The initial term of this Lease shall be for ten (10) years commencing on the Commencement Date as hereinafter defined and expiring without further notice or act on the tenth anniversary of the Commencement Date, as defined herein, said period being hereinafter referred to as the "Initial Term."

     b. Provided that the Tenant has provided notice thereof one hundred eighty
(180) days prior to the expiration of the immediately preceding lease term, the Tenant shall have the right to extend the term of this Lease for an additional five (5) year term upon and subject to the provisions of this Lease.

     ARTICLE 2. COMMENCEMENT DATE
                -----------------

     The Commencement Date shall be the date upon which the addition to Building 2 is substantially completed in accordance with the plans and specifications attached hereto as Exhibit C as indicated by the proper municipal authorities of a Certificate of Occupancy for the addition to Building 2.

     Promptly after the date hereof, Landlord will begin and prosecute the construction of the Building 2 Addition in accordance with Exhibit C which construction shall hereinafter be referred to as the "Improvements." In order to determine that the Improvements are being built in accordance with the plans and specifications, the Tenant and its representatives, shall have access to the Improvements at all reasonable times during the construction thereof for the purpose of making inspections of the work.

     The Improvements shall be substantially completed and premises made available to Tenant not later than June 30, 1990. Provided however, if the construction of the Improvements shall be delayed by causes beyond the reasonable control of Landlord, such as, but not limited to, strikes, inclement weather making construction not feasible, scarcity of materials, acts of God, war and governmental restrictions, the Commencement Date shall be adjusted accordingly and rental payments shall abate until delivery of possession occurs. Landlord shall advise Tenant in writing of the Commencement Date not less than ten (10) days prior thereto and immediately after the Commencement Date, the Landlord and Tenant will enter into a written memorandum of the date of commencement. Any work provided to be done under the plans and specifications which shall not have been completed at the Commencement Date, shall be promptly completed by Landlord and if not completed within thirty (30) days after the delivery of possession, the Tenant may after fifteen (15) days written notice to the Landlord complete the same and deduct the cost thereof from the rent for the next ensuing month or months.

     ARTICLE 3.  RENT
                 ----

     Tenant in consideration of the Lease, covenants and agrees to pay to Landlord, as minimum annual rent (hereinafter referred to as "Base Rent") for said Premises the following:

     (i) for the first through fifth years of the initial term, the sum of Three Hundred Thirty-Eight Thousand Six Hundred Seventy-Three and 73/100 Dollars ($338,673.74) payable in equal monthly installments of Twenty-Eight Thousand Two Hundred Twenty-Two and 81/100 Dollars ($28,222.81);

     (ii) during the sixth through tenth years of the initial term, at an annual rate equal to the Base Rent of the first though fifth years of the initial term increased by the greater of a) 20% or b) the percentage increase in the Consumer Price Index during the first through fifth years of the initial term;

     (iii) during the five year optional extension period, at an annual rate which is the greater of the Base Rent during the sixth through tenth years of the initial term increased by the greater of a) Twenty Percent (20%); or b) the percentage increase in the Consumer Price Index during the sixth through tenth years of the initial term.

     Rent shall be paid in advance on the first day of each and every calendar month during the term hereof. If the Commencement Date is other than the first day of the calendar month, rent for the portion of the calendar month at the beginning of the term and at the end of the term shall be apportioned. Said payment shall be made in such manner and at such place or places as Landlord may direct and until further notice said rental payments shall be made to the Landlord; c/o Development Associates, 630 Silver Street, Unit 3C, P.O. Box 528,
Agawam, Massachusetts   01001-0528.

     The Base Rent for the Initial Term has been established, in part, based upon the cost to the Landlord of financing improvements to Building 1, construction of Building 2, and construction of the addition to Building 2 with a loan from Shawmut Bank N.A. at an initial rate of interest of eleven and 1/4 percent (11.25%) per annum for a twenty-five (25) year loan term. The rate of interest on the loan is subject to changes monthly. In the event that the interest rate on the Landlord's loan increases in any year, the Tenant shall pay as Additional Rent any increases in the Landlord's debt service cost by reimbursing the Landlord annually for interest in excess of eleven and 1/4 percent (11.25%) per annum (the "Excess Interest") paid to a lending institution to service the above mentioned debt. The Tenant's responsibility to pay Excess Interest shall be limited in any one year to a three percent (3%) increase in said interest rate, it being the intention of the parties however that said increases by cumulative, using the highest interest rate paid any prior year as a base for calculating the three percent (3%) interest rate increase ceiling in the succeeding year.

     Any payment of Rent shall be considered overdue and assessed an interest fee equal to one percent (1%) of the current monthly Base Rent unless said payment is a) personally delivered to Landlord's place of business not more than fifteen (15) calendar days after date due, or b) sent to Landlord postmarked not more than ten (10) days after date due. In the event that an interest fee is incurred, Landlord will promptly notify Tenant in writing of such event and specify the amount of interest fee assessed. Tenant acknowledges that any such amounts are due immediately and shall pay the full amount of interest fee to Landlord within ten (10) days of receipt of said written notice.

     It is the intention of the Landlord and Tenant that the rents and other charges due the Landlord are "net" to the Landlord and that except for the Landlord's obligations to pay for certain items of repair and/or replacement specifically set forth in this Lease that the Tenant shall pay for all services, utilities, repairs, insurances, taxes, and all other operating expenses of the Premises whether or not specifically enumerated in this Lease.

     ARTICLE 4.  USE OF PREMISES
                 ---------------

     Tenant shall use the Premises solely for the purposes of maintaining an office and manufacturing facility. No other use shall be permitted without prior written consent of

Landlord and Shawmut Bank N.A. or its subsidiary, or such other individual or institution as may be holding a mortgage on the Premises during the term hereof.

Tenant shall at its own cost and expense, promptly observe and comply with all laws, ordinances, requirements, orders, directive, rules and regulations of the federal, state, county, municipal or town governments and of all governmental authorities affecting the Premises and Improvements, whether the same are in force at the commencement of the term of this lease or may be in the future passed, enacted or directed. Provided, however, that in observing and complying with all laws, ordinances, requirements, orders, directives, rules and regulations of all governmental authorities, Tenant shall not be required, at its expense, to make any structural repairs or changes in the Improvements or any nonstructural repairs or changes in the Improvements or any nonstructural repairs made necessary by defects in construction.

     Tenant shall not use or permit the Premises to be used for any purpose other than as specified herein and shall not use or permit the Premises to be used for any unlawful, immoral, or disreputable purposes, not for any use or occupation which would be in conflict with provisions of the Zoning Ordinance of the Town of Deerfield, Massachusetts, applicable to the use and occupancy of said Premises, or which would jeopardize or invalidate any of the insurance coverage on said Premises or which would violate the restriction applicable to the use of property in the Deerfield Industrial Park (the "Park Restriction").

     ARTICLE 5.  PAYMENT OF UTILITY CHARGES
                 --------------------------

     Tenant shall after the Commencement Date furnish and pay for its own gas, water, telephone, electricity, sewage, including the installation of any meters to calculate flowage, refuse disposal, and other utility services used or wasted by it on said Premises. Gas, water and electricity shall be separately metered for Premises, apart from other adjacent space rented, owned or reserved by Landlord.

     ARTICLE 6.  TAXES AND ASSESSMENTS
                 ---------------------

     Tenant shall pay when due as Additional Rent, all state, city and county real estate taxes, assessments, and other charges, including annual fees of the Deerfield Economic Development and Industrial Corporation, that become due and payable in connection with the premises, and any Improvements now thereon or hereafter placed upon said Premises during the original term of this Lease or during any extended terms in the event Tenant exercises its option to extend.
In the event of any such taxes, assessments, or charges levied on the Premises may be paid on an installment basis, Landlord agrees to choose this method of payment and Tenant shall be obligated to pay only those installments which become due during the original term hereof or any renewal or extension thereof, provided, however, that if the first mortgagee of the Landlord shall require the payment of taxes, assessments, or charges on a periodic basis the Tenant shall make such payments accordingly.

     In the event the Premises are not separately assessed, but are a part of a larger tax parcel, real estate taxes applicable to the Premises shall be a prorata share of all real estate taxes levied or assessed with respect to any tax period during the term hereof against the land and Improvements comprising the tax parcel. Such prorata share shall be determined as follows:

     1. The amount of real estate taxes assessment with respect to any such tax period against the land comprising the tax parcel multiplied by a fraction, the numerator of which shall be the number of square feet of land area in the Leased Premises and the denominator of which shall be the number of square feet of land area in the tax parcel;

     2. The amount of real estate taxes assessed with respect to any such tax period against the Improvements located upon the tax parcel multiplied by a fraction, the numerator of which shall be the number of square feet of floor area then located on the Leased Premises and the denominator of which shall be the number of square feet of floor area in the buildings so assessed which are located on the tax parcel (including, but not limited to Improvements located on the Leased Premises).

     It is the intention of the parties hereto that Tenant shall pay the tax assessment herein provided for a period equal to the original term or any extension thereof, regardless of when such taxes become a lien. In no event shall Tenant be required to pay such taxes for a period longer than the original term or any extension thereof.

     It is expressly agreed, however, that Tenant shall not be required to pay, discharge or remove any taxes, assessments, charges or levies against the Premises, or any part thereof, which Tenant may deem illegal or excessive or to pay any judgments rendered therefor so long as Tenant shall at its own expense, in good faith, contest the same or the validity thereof by proper proceedings which shall operate to prevent the collection of the tax, assessment, lien or imposition so contested on the sale of said Premises, or any part thereof, to satisfy the same, so long as Tenant shall furnish to Landlord and its first Mortgagee indemnity satisfactory to them against any loss or damage by reason of such contest, including all costs and expenses thereof, and that pending any such legal proceedings, and Landlord shall not have the right to pay or discharge such tax or assessments thereby contested. In any such case, Tenant shall fully protect and preserve the title and rights of Landlord as well as Tenant's leasehold estate in and to the Premises.

     ARTICLE 7.  HAZARD INSURANCE
                 ----------------

     During the term of this Lease or any extensions thereof Tenant at its own expense, covenants that it will keep the Improvements now standing upon, or which may hereafter be erected upon, the Premises insured against loss or damage by fire and the hazards covered by extended coverage insurance in a responsible insurance company or companies authorized to do business in the Commonwealth of Massachusetts and to maintain such insurance at all times during the original term of this Lease or any extensions thereof in an amount equal to not less than the greater of $2,925,000 or the full insurable value of said Improvements. The policy or policies thereof shall be taken out by Tenant and shall name Landlord as an additional insured and each Mortgagee of the Landlord under the standard Massachusetts mortgage clauses. Tenant shall provide Landlord and its Mortgagees with a Certificate of Insurance in evidence of such coverage. Should Tenant fail to carry such fire and extended coverage insurance, Landlord or its Mortgagees may at its option cause such insurance as aforesaid to be issued, and in such event, Tenant agrees to pay the premiums for such insurance upon Landlord's or Mortgagee's demand, as additional rent.

     Tenant shall be solely responsible for obtaining any fire or extended coverage insurance for its personal property and improvements of Tenant and for all goods, commodities and materials stored by Tenant in or about the Premises.

     ARTICLE 8.  LIABILITY INSURANCE
                 -------------------

     At all times during the term hereof or any extension thereof, Tenant at its own expense shall maintain and keep in force for the mutual benefit of Landlord and Tenant general public liability insurance against claims for personal injury, death or property damage occurring in or about the Premises or sidewalks or areas adjacent to the Premises to afford protection to the combined single limit of not less than One Million and 00/100 ($1,000,000.00) Dollars in respect to injury or death to persons and property damage. The policy or policies shall name the Landlord as an additional insured. In order to evidence the coverage in effect, the Tenant shall provide the Landlord with a Certificate of Insurance and will obtain a written obligation from the insurers to notify Landlord in writing at least ten (10) days prior to cancellation or refusal to renew any such policies. Should Tenant fail to carry such public liability insurance, Landlord may, at its option, cause public liability insurance as aforesaid to be issued, and in such event, Tenant agrees to pay the premiums for such insurance promptly, upon Landlord's demand, as additional rent.

     ARTICLE 9.  INDEMNIFICATION
                 ---------------

     Except as hereinafter provided, Tenant shall indemnify and save Landlord harmless from and against any and all liability, claims, damages, penalties, or judgments arising from or in any way connected with injury to person or property sustained in action in and about the Premises in custody and control of Tenant, during the term of this Lease. If Landlord shall, without fault on its part, be made a part of any litigation commenced by or against Tenant, Tenant shall protect and hold Landlord harmless and pay all costs, expenses and reasonable attorneys fees that may be incurred or paid by Landlord in enforcing the covenants and agreements of this Lease.

     Except for the negligence of the Landlord or the negligence of Landlord's officers, agents, servants, employees or contractors, Landlord shall not be responsible or liability for any damage or injury to any property, fixtures, buildings or other Improvements, or to any person or person at any time on the Premises, including any damage or injury to Tenant or to any of Tenant's officers, agents, servants, employees, contractors, customers or sublessees.

     ARTICLE 10.  MAINTENANCE AND REPAIRS
                  -----------------------

     Tenant will repair and maintain the Leased Premises at Tenants' own expense, and make every repair and replacement which may be needed to maintain the Improvements, water, sewer, pumping and heating systems, plumbing system, electrical wiring system, sprinkler system and air conditioning in good condition and repair as the same shall be on the Commencement Date. Tenant agrees to replace all glass with glazing of the same size and quality of that broken. Tenant shall also maintain and repair at its expense, lawn, landscaping, exterior paving and snow removal where applicable. Notwithstanding any other provision of this Lease, the Tenant shall not be required to make any repair to the structural members, including roof, exterior walls, and foundations, of the Premises, except to such extent such repairs are necessitated by the negligence of Tenant or Tenant's overloading the floor or other structural elements or by Tenant's having made substantial additional improvements to the Premises after the Commencement Date repair and maintenance of which shall be the responsibility of the Tenant.

     As of the commencement Date the Landlord will warrant that all structural and mechanical systems of Buildings 1 and 2 are in good working order and repair. Tenant shall have the benefit of all contractor and subcontractor warranties relative to the Improvements.

     If the repairs required to be made by Landlord or Tenant are not completed within a reasonable time after request for such repair by the other party, Landlord or Tenant, as the case may be, shall have the option to make such repairs after first giving the other party fifteen (15) days notice of its intention to do so, and any amounts expended by virtue thereof shall be added to or subtracted from the next month's rent in the full amount of the expenditures.

     ARTICLE 11.  ALTERATIONS AND ADDITIONS
                  -------------------------

     Tenant at its expense, shall have the right to make such nonstructural changes in the interior of the Premises, as it shall deem necessary or advisable in adapting the Premises for its use. No structural changes shall be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld. All changes, alterations or installments shall be of first class construction and shall, if required, be made only after obtaining all permits for the same. The Tenant shall immediately pay all charges for such changes, alterations or installations and shall not permit any liens for unpaid labor or materials to arise.

     All fixtures shall become a part of the Premises and the property of the Landlord at the termination of the Lease except that trade fixtures, machinery and equipment installed by Tenant shall be considered as its own and Tenant may recover same at any time during the term of this Lease or any extension thereof, provided that Tenant shall repair any damage caused to said Premises by such removal.

     ARTICLE 12.  DAMAGE OR DESTRUCTION OF IMPROVEMENTS
                  -------------------------------------

     In the event the Premises shall be rendered untenantable by insured casualty, the Landlord will within one hundred twenty (120) days from the date of said damage or destruction, repair and replace said Premises to substantially the same condition as prior to the damage or destruction less wear and tear caused by Tenant's use and occupation. If the Landlord fails to commence repair of the damage or destruction within ten (10) business days (unless the repair or restoration is of such character that it cannot be commenced within such time, provided that in any event that commencement thereof will occur within thirty (30) days of such damage or destruction) from the date of such damage or destruction, or if the Premises have not been replaced or repaired to such condition within one hundred twenty (120) days, Tenant may at its option, (to be exercised by written notice to the Landlord and to the Trustee) terminate this Lease. The Base Rent herein required to be paid shall abate during the period of such untenantability.

     If the premises shall be damaged in part by insured casualty, but still remain tenantable, the landlord shall repair said Premises to substantially the same condition as prior to the damage less wear and tear caused by Tenant's use and occupation. Landlord shall commence repair of the damage or destruction within thirty (30) days from the date of occurrence. During the period of such repairs and restorations, the Lease shall continue in full force and effect, provided, however, that Tenant shall be required to pay the Base Rent, herein reserved, abated by the percentage of area destroyed as compared to the total area herein demised.

     In the event that any damage or destruction occurring during the last twelve (12) months of the original or extended term of this Lease to the extent of ten (10%) percent or more of the insurable value of the Premises, Landlord or Tenant may elect to terminate this Lease as of the date of the destruction or damage, by giving notice of such election to the other and to the Trustee within fifteen (15) days after such damage or destruction provided, however, that if Tenant has exercised its option to purchase the Premises no such termination shall take place and upon the payment of the purpose price the proceeds of insurance shall be paid to the tenant.

     Except as otherwise provided in the preceding paragraph, the Tenant shall cause all insurance proceeds to be assigned to the Landlord in the event of fire or other insured damage to be used for repair or restoration. In no event shall the Landlord's obligations herein to restore the premises in the event of damage or casualty exceed the amount of insurance proceeds made available to landlord by the insurance carrier and released to Landlord by its Mortgagees for such repair and/or restoration.

     ARTICLE 13.  LANDLORD'S RIGHT TO ACCESS
                  --------------------------

     Tenant shall permit Landlord and Trustee and their agents to enter upon said Premises at all reasonable times during business hours to examine the condition of the same, provided that Landlord and/or Trustee gives Tenant twenty-four (24) hour notice thereof except for in time of emergency, and provided further that such entry is consistent with the Tenant's security regulations, and shall permit Landlord and/or Trustee to make such repairs as may be required. Tenant shall permit Landlord for a period of one hundred eighty (180) days prior to the expiration of the original or extended term of this Lease, to place upon the Premises the usual "For Rent" or "For Sale" signs, and shall permit Landlord and his agents, at reasonable times, to conduct prospective Tenants or Purchasers through said Premises after giving notice as aforesaid.

     ARTICLE 14.  SURRENDER OF PREMISES
                  ---------------------

     Tenant shall surrender and deliver up said Premises and appurtenances at the end of said term broom-clean and in as good condition and order as they were at commencement of the term hereof, reasonable use and ordinary wear and tear thereof and damage by fire or other casually and leasehold improvements made with Landlord's consent excepted. Tenant may remove all the trade fixtures, signs, equipment, stock and trade, and other items of a similar nature used in connection with its business, including such as may have been temporarily attached to the realty, provided all rents stipulated to be paid hereunder have been paid and all damage to said Premises is properly repaired. If said removal results in injury to or defacement of said Premises, Tenant shall immediately repair the Premises at its expense.

     ARTICLE 15.  SIGNS
                  -----

     Tenant shall have the privilege and right of placing on the Premises such signs as it deems necessary and proper in the conduct of its business subject to Landlord's prior written approval, which approval may not be unreasonably withheld. Tenant shall comply with all laws, ordinances, deed and municipal regulations and Industrial Park Restrictions applicable to the erection, maintenance and the removal of said signs. Any damage to any Improvements by said signs shall be restored by Tenant forthwith at its expense.

     ARTICLE 16.  ASSIGNMENT AND SUBLETTING
                  -------------------------

     Provided Tenant is not in default of any of the terms, conditions or covenants contained in this Lease, Tenant may assign this Lease or sublet the Premises or any part thereof after first obtaining the prior written consent of Landlord and Trustee which consent shall not be unreasonably withheld and upon the further condition that the use of the property by a sublessee or assignee are permitted by Municipal Ordinance, Industrial Park Restrictions, and that such use will not create any default under any mortgage against the Premises. No assignment or subletting consented to by Landlord shall relieve Tenant from its liability hereunder, and each and every assignee or sublessee shall be charged with all of the provisions hereof by a separate writing. Tenant shall provide Landlord and Trustee with written identification of subtenant or assignee, and terms of such subletting or assignment.

     ARTICLE 17.  EMINENT DOMAIN
                  --------------

     If the entire Premises, or such part thereof, as, in the parties' judgment, renders the remainder unsuitable for Tenant's continued use, shall be taken in appropriation proceedings or by any rights of eminent domain, then this Lease shall terminate and be void from the time when possession thereof is required for public use, and such taking shall not operate as or be deemed an eviction of the Tenant or a breach of Landlord's covenant for quiet enjoyment; but Tenant shall pay all rent due, and perform and observe all other covenants hereof, up to the time when possession is required for public use. Provided, however, that if only a part of said Premises be so taken and in the Landlord and Tenant's judgment the Leased Premises remain unsuitable for Tenant's continued use, and if two (2) years or more of the term hereof then remains unexpired, and if the remaining Premises can be substantially restored within sixty (60) days, then this Lease shall not terminate, but Landlord will, at its sole expense, restore the Leased Premises. Rent payable by Tenant during the period of restoration shall be reduced by a reasonable amount, but after such restoration, the rent herein reserved shall be paid by Tenant as herein provided during the remainder of the term hereof abated by the percentage that the fair market value of the Premises, attributable solely to the land and Improvements, has been reduced because of such taking. Said market value immediately before and after such taking shall be determined by agreement of the parties or, failing agreement of the parties within thirty (30) days of the effective date of such taking, by a local Independent Fee Appraiser selected by mutual agreement of Landlord and Tenant, which appraiser's decision will be final and binding on the parties. The cost of such appraiser shall be borne equally by Landlord and Tenant.

     Tenant shall have the right at its sole cost and expense to assert a separate claim or join in Landlord's claim in any condemnation proceeding for its personal property, its improvements, moving expenses, or any other claims it may have; provided, however, that no award to the Tenant shall reduce the award which would otherwise be due the Landlord and in no event prevent the Mortgagee from collecting award proceeds. Tenant shall be entitled to and shall receive that portion of any award or payment made which is attributable solely to its claim, as set forth above and Landlord shall be entitled to and shall receive that portion of any award of payment made which is attributable solely to the land and Improvements erected thereon.

     ARTICLE 18.  DEFAULT
                  -------

     The following events shall be deemed to be events of default by Tenant under this Lease:

     a. Tenant shall fail to pay any installment of the rent hereby reserved and such failure shall continue for fifteen (15) days.

     b. Tenant shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent, and shall not cure such failure within thirty (30) days after due written notice thereof to Tenant; or if such failure shall be of such a nature that the same cannot be completely cured within the said thirty (30) days and Tenant shall not have commenced to cure such failure within such thirty (30) day period and shall not thereafter with reasonable diligence and good faith proceed to cure such failure.

     c. Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

     d. Tenant shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or an involuntary petition in bankruptcy shall be filed against Tenant thereunder.

     e. A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

     f. Tenant shall abandon or vacate the Premises during the term of this Lease for a period in excess of three (3) months.

     g. Tenant or anyone claiming under or through Tenant shall use the premises in violation of zoning ordinances or in material violation of Park Restrictions.

     h. Tenant or anyone claiming under or through Tenant shall use the Premises in violation of the covenants of any mortgage applicable to the Premises.

     Upon the occurrence of any of such events of default, Landlord shall have the right, at Landlord's election subject to rules relating to government security to pursue, in addition to and cumulative of any other rights Landlord may have, at law or in equity, any one or more of the following remedies without any notice or demand whatsoever:

     a) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the demised premises and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof, without being liable for prosecution or any claim of damages therefore; and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination.

     b) Enter upon and take possession of the demised Premises and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof without being liable for prosecution or any claim for damages therefore, and relet the Premises and receive the rent thereof; crediting Tenant therefore; and Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting.

     c) Enter upon the demised Premises without being liable for prosecution of any claim for damages therefore, and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for any expense which Landlord may incur in thus effecting compliance with Tenant's obligations under the Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, whether caused by the negligence of Landlord or otherwise.

     d) Require all rental payments by "subtenants" (including within that term the third parties occupying various portions of the demised Premises under the terms of Lease agreements with Tenant, as primary lessor or as sublessor) which would otherwise be paid to Tenant to be paid directly to Landlord and apply such rentals so paid to or collected by Landlord against any rents or other charges due to Landlord by Tenant hereunder. No direct collection by Landlord from any such "subtenants" shall release Tenant from the further performance of Tenant's obligations hereunder.

     Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Failure by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of any other violation or breach of any of the terms, provisions and covenants herein contained. In determining the amount of loss or damage which Landlord may suffer by reason of termination of this Lease or the deficiency arising by reason of the reletting by Landlord as above provided, allowance shall be made for the expense of repossession and any repairs. The Landlord shall use reasonable efforts to relet the Leased Premises on commercially reasonable terms and to apply all rents received in reduction of the Tenant's liability hereunder.

     ARTICLE 19.  OPTION TO PURCHASE
                  ------------------

     a. Landlord grants Tenant the option, exercisable by Tenant at any time during the term and any extension of this Lease, to purchase the Premises at a purchase price in 1990 of Two Million, Nine Hundred Twenty-five Thousand Eight Hundred Sixty-six ($2,925,866) which price shall increase at the rate of four
(4) percent per annum on the first day of each calendar year after 1990 during the term and any extension of this Lease.

Tenant shall exercise its option to purchase by notice in writing thereof delivered to or mailed by registered or certified mail to Landlord at Landlord's address, which notice shall specify a closing date of not more than sixty (60) days and not less than thirty (30) days from the date thereof. On the closing date so specified or such other closing date as may be otherwise mutually agreed upon between the parties, Landlord shall deliver to Tenant a good and sufficient quitclaim deed running to Tenant or to the nominee designated in writing by Tenant to Landlord prior to the closing date, which deed shall convey to Tenant or Tenant's nominee a good and clear record and marketable title to the Premises free and clear from all liens, encumbrances and restrictions, except:

     1.  Provisions of existing building and zoning laws;

     2. Such taxes for the then current year as are not due and payable on the date of delivery of such deed; and

     3. Such other easements, restrictions and encumbrances of record which do not materially interfere with the continuing use and operations of the Premises.

Upon the delivery of such deed Tenant shall pay Landlord the purchase price in full in cash or by bank or certified check and there upon all obligations of Tenant under this Lease with respect to the Premises shall cease and determine (except that the rent shall be apportioned as of such date).

     b. In the event Landlord is unable to deliver the Premises to Tenant upon the exercise of its option to purchase, this Lease shall automatically revive and continue for a period of sixty (60) days during which time Landlord shall use its best efforts (said obligation being limited by Landlord's expectation of net proceeds from said sale) to deliver title to Tenant at the end of said period. At the end of said sixty (60) days, tenant may elect to continue this lease or terminate this lease, vacating the premises promptly.

     ARTICLE 20.  SERVICE OF NOTICE.
                  -----------------

     Every notice, approval, consent or other communication authorized or required by this Lease shall be in writing and sent by certified or registered mail to the other party at the following address or at such other address as may be designated by notice in writing given from time to tome and shall be deemed given as of the date of mailing. If notice is to be given to Landlord it shall be given at the following address:

               c/o Development Associates
               630 Silver Street
               Post Office Box 528
               Agawam, Massachusetts 01001

If notice is to be given to Tenant is shall be given at the following address:

               Millitech Corporation
               South Deerfield Research Park
               Post Office Box 109
               South Deerfield, Massachusetts 01373

     ARTICLE 21.  QUIET ENJOYMENT
                  ---------------

     Landlord hereby covenants and agrees to and with the Tenant that the Tenant shall have the peaceable possession and enjoyment of the Premises throughout the term of this Lease without any hindrance, disturbance or ejectment by the Landlord, its successors and assigns. Landlord represents and warrants that it has full right and authority to enter into and perform its obligations as Landlord under this Lease for the full term hereof.

     ARTICLE 22.  SUBORDINATION AND NONDISTURBANCE
                  --------------------------------

     This Lease and all of the rights of Tenant hereunder are and shall be subject and subordinate to the lien of any mortgage or mortgages hereinafter placed on the Premises or any part thereof, except the Tenant's property or trade fixtures, and to any and all renewals, modifications, replacements, extensions or substitutions of any such mortgage or mortgages (all of which are hereinafter termed the mortgage or mortgages) provided, nevertheless, each or all of such mortgage or mortgages shall contain a provision to the effect that so long as the Tenant is not in default under this Lease, or any renewal thereof, no foreclosure of the lien of said mortgage or any other proceeding in respect thereof shall divest, impair, modify, abrogate or otherwise adversely effect any interest or rights whatsoever of the Tenant under the said Lease.

     ARTICLE 23.  RIGHTS OF MORTGAGEE
                  -------------------

     Any Mortgagee of the Landlord shall have the following rights:

     a. Any notice required to be given to the Landlord by the Tenant shall be given as well in the same manner to the Mortgagee.

     b. In the event that the Tenant shall have any excuse from paying rent or right to set off its expenses from the rent, as a result of any default by the Landlord or shall have any excuse from the performance of any obligation imposed upon the Tenant by the terms of this Lease then and in such event, the tenant shall give notice of its intended exercise of such right in the manner provided for herein to the Mortgagee and thereafter the Trustee shall have the right, but not the obligation, to cure said defaults within the time provided for cure of the same as set forth in this Lease.

     c. Upon the request of the Mortgagee or any assignee of the Mortgagee the Tenant will furnish an estoppel certificate certifying that (i) the improvements have been substantially completed or if not, the extent to which work remains, and when completed that the Improvements have been completed in accordance with the Lease; (ii) that the Tenant is in possession of the Premises; (iii) that rent payments have commenced or are due and not paid more than one month in advance; (iv) that the Lease is in full force and effect and has not been amended, modified or superceded; (v) that the Tenant has received no notice that the Lease has been assigned, transferred or pledged by the Landlord, not that rentals under the Lease have been assigned other than to the Mortgagee; (vi) that the Tenant has not advanced any unreimbursed sums to or on behalf of the Landlord; (vii) that the Tenant holds no claim against the Landlord which is a set off against rents due under the Lease; and (viii) such other information concerning this tenancy as Mortgagee may from time to time require.

     d. Upon the request of the Mortgagee the Tenant will furnish a copy of its most recent annual report.

     ARTICLE 24.  HOLDOVER
                  --------

     In the event Tenant remains in possession of the demised Premises after the expiration of this Lease, it shall operate and be construed to be a tenancy from month-to-month only, at a monthly rental equal to the annual rent charged at the last and highest amount and additional rent paid for the last and highest amount and additional rent paid for the last month of the term of this Lease plus twenty (20%) percent of such amount, unless otherwise agreed in writing, and otherwise subject to the conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy. Written notice thirty (30) days in advance given either Party to the other shall constitute compliance with conditions of the month-to-month tenancy and establish the termination date of the holdover term.

     ARTICLE 25.  TERMINATION OF PRIOR LEASE ON COMMENCEMENT DATE
                  -----------------------------------------------

     Landlord and Tenant are parties to a certain "Lease" dated August 31, 1987 governing the portion of the Leased Premises described herein as Building 1 and Building 2 ("Prior Lease"). Landlord and Tenant agree that the Prior Lease will terminate on the Commencement Date as defined in Article 2 and all of the rights of the Landlord and Tenant shall be thereafter governed by this Lease.

     ARTICLE 26.  GOVERNING LAW
                  -------------

     This Lease and the performance thereof shall be governed, interpreted, construed and regulated by the laws of the Commonwealth of Massachusetts.

     ARTICLE 27.  PARTIAL INVALIDITY
                  ------------------

     If any term, covenant, condition or provision of this Lease, or the application thereof, to any person or circumstances, shall at any time or to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition or provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     ARTICLE 28.  INTERPRETATION
                  --------------

     Wherever in this Lease the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context shall require. The section headings used herein are for reference and conveniences only and shall not enter into the interpretation thereof. This Lease may be executed in several counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.

     ARTICLE 29.  SECURITY DEPOSIT
                  ----------------

     Tenant has deposited with the Landlord the sum of $12,938.35 as security for the performance by the Tenant of the terms of this lease. The Landlord may use, apply, or retain the whole or any part of this security deposit to the extent required for the payment of any rent and additional rent or any sums as to the Landlord may expand by reason of the Tenant's default in respect to any of the terms of this lease, including but not limited to any damage or deficiency in reletting of the leased property, whether such damages or deficiency accrued before or after summary proceedings or any other reentry by Landlord. In the event that the Tenant complies with all of the terms of the lease, the security deposit shall be returned to the Tenant within 30 days after the date fixed as the end of the lease. In the event of a sale of the premises by the Landlord, they shall have the right to transfer the security deposit to the purchaser and the Landlord shall thereupon be released from all liability for the return of such security deposit. The Tenant shall look solely to the new Landlord for the return of such deposits. The Tenant shall not assign or encumber the money deposited as security and neither Landlord nor its successors or assigns shall be bound by any such assignment or encumbrance.

     ARTICLE 30.  ENTIRE AGREEMENT
                  ----------------

     No oral statement or prior written matter shall have any force or effect. Tenant agrees that it is not relying on any representations or agreements other than those contained in this Lease. This agreement shall not be modified or canceled except by writing subscribed by all parties.

     ARTICLE 31.  PARTIES
                  -------

     The term "Landlord" as used in this Lease means only the owner, or mortgagee in possession of the Leased Premises. Landlord Warrants to Tenant that Landlord has the full right and lawful authority to enter into this Lease and is fee simple owner of the Premises and title to the Leased Premises is free and clear of any liens or encumbrances which would affect Tenant's use and occupancy of said premises except those set forth in Exhibit A. Except as otherwise expressly provided herein, the covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective successors and assigns.

     Executed as a sealed instrument as of the day and year first written above.


TENANT                                  LANDLORD

MILLITECH CORPORATION                   EDWARD J. O'LEARY/RAYMOND M.
                                        VINCUNAS PARTNERSHIP



By /s/                                  By /s/ Edward J. O'Leary
  ---------------------------             ---------------------------
Its President                             Edward J. O'Leary
                                          General Partner



By /s/ Willie S. Day                    By /s/ Raymond M. Vincunas
  ---------------------------             ---------------------------
Its Vice President                        Raymond M. Vincunas
                                          General Partner

                                   EXHIBIT A

                        O'LEARY-VINCUNAS/MILLITECH LEASE


     The land situate in South Deerfield, Franklin County, Massachusetts which is shown as Lot 9 on a certain plan entitled "Deerfield Industrial Park Disposition Parcels and Easements" recorded in the Franklin County Registry of Deeds in Book of Plans 57, Page 93.

                                   EXHIBIT B

                        O'LEARY-VINCUNAS/MILLITECH LEASE


     The land situate in South Deerfield, Franklin County, Massachusetts which is shown as Lot 8 on a certain plan entitled "Deerfield Industrial Park Disposition Parcels and Easements" recorded in the Franklin County Registry of Deeds in Book 57, Page 93.

                                   EXHIBIT C

                        O'LEARY-VINCUNAS/MILLITECH LEASE


     Plans by The O'Leary Company, Inc., College Highway Southampton, Massachusetts, all numbered 82073 and entitled "New Building Addition for Millitech Corporation South Deerfield, MA" sheets 1-1, A-1, A-2, A-3, and A-4.

     Specifications entitled "Outline specifications for Millitech Corporation" revised October 17, 1989.

              THE FOLLOWING IS A SUMMARY OF INFORMATION PROVIDED
            IN THE EXHIBITS OF THE LEASE. FURTHER INFORMATION WILL BE
                            FURNISHED UPON REQUEST.


                                   Exhibit A

        Identification of where full description of the leased real property (lot 9) is recorded.


                                   Exhibit B

        Identification of where full description of the leased real property (lot 8) is recorded.


                                   Exhibit C

        Further identification of the plans and specifications for the addition to Building 2.


                              Insert for Antennae

        An agreement whereby the Landlord grants the Tenant the right to install and operate, at its own cost and expense, up to two communications antennae on the roof of the building.